Exhibit 32

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   I, William W. Reid, Principal Executive Officer and I, Frank L. Jennings, Principal Financial Officer of Gold Resource Corporation (the “Company”) certify that:

1.	I have reviewed the quarterly report on Form 10-QSB of the Company;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the period presented in this quarterly report.

    Date:   August 14, 2006

    /s/ William W. Reid
    William W. Reid
    Principal Executive Officer

    /s/ Frank L. Jennings
    Frank L. Jennings
    Principal Financial Officer